Exhibit 23.2

Consent of Independent Accountants

We have issued our report dated June 20, 2016, with respect to the consolidated financial statements of STIGA Sports Group AB included in this Annual Report of Escalade Incorporated on Form 10-K. We consent to the incorporation by reference of said report in the Registration Statements of Escalade, Incorporated (Company) on Forms S-8 (File Nos. 333-52477, 333-142756 and 333-183322).

/s/ GRANT THORNTON SWEDEN AB
Grant Thornton Sweden AB
Eskilstuna, Sweden
February 28, 2017